Exhibit 4.9(xx)

Maximum Amount Guarantee Contract

No.: (2025) Hu Yin Zui Bao Zi No. XQ0841

Contract Parties:

Creditor (Party A): China Guangfa Bank Co., Ltd. Shanghai Branch

Unified Social Credit Code: 91310000832263145U

Domicile: No. 88 Yincheng Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative / Responsible Person: Zhao Dianbin

Position: Branch President

Tel:021-63022233

Fax: \

Postal Code: 200023

Guarantor (Party B): Liu Yuejin

Unified Social Credit Code: [N/A]

Legal Representative / Responsible Person: Liu Yuejin

Position: [N/A]

ID Card Number (if Party B is a natural person): **********

Tel: ****************

Fax: [N/A]

Postal Code: 200001

Email: **************@wipozg.com

Account-Opening Bank:

Basic Account / Settlement Account: [N/A]

Account No.: [N/A]

General Account / Savings Account: (1) [N/A]

Account No.: [N/A]

Place of Contract Execution: Shanghai

To secure the performance of the obligations under the “Principal Contract” referred to in Article 1 hereof, Party B is willing to provide a guarantee to Party A. The parties have entered into this Contract through negotiation on an equal basis. Unless otherwise provided herein, the interpretation of terms used in this Contract shall be determined by reference to the Principal Contract.

Article 1 Principal Contract

The Principal Contract secured by this Contract shall be the following Item 1:

1. The Line of Credit Loan Contract No. (2025) Hu Yin E Dai Zi No. XQ0841 entered into between Party A and WIPO (Shanghai) New Energy Technology Co. Ltd. (hereinafter referred to as the “Debtor”), together with all amendments and supplements thereto (including but not limited to extension agreements and the original credit facility contract referred to in the “Credit Facility Renewal” clause of such contract; if individual transaction agreements are executed thereunder, such individual transaction agreements shall also fall within the scope of the Principal Contract).

2. A series of contracts entered into between Party A and \ (hereinafter referred to as the “Debtor”) during the period from [N/A] to [N/A], together with all amendments and supplements thereto (including but not limited to extension agreements and the original credit facility contract referred to in the “Credit Facility Renewal” clause of such contracts).

3. As mutually agreed by Party A and Party B, the contract titled “ “ bearing contract No. \ entered into between Party A and [N/A] (referred to as the “Debtor”) on [N/A], which became effective prior to the execution of this Contract, together with all amendments and supplements thereto.

Article 2 Maximum Secured Principal Amount

1. The maximum principal balance of the obligations secured (guaranteed) under this Contract shall be:

Currency: RMB

(in words): Three Million Only

(in figures): 3,000,000.00

2. All amounts and expenses as specified in Article 4 hereof.

The aggregate of the obligation amounts determined pursuant to the foregoing two sub-clauses shall constitute the maximum secured amount under this Contract.

Article 3 Type of Guarantee

1. The guarantee under this Contract is a joint and several liability guarantee.

2. If there are multiple guarantors, all guarantors shall be joint and several co-guarantors and shall bear joint and several co-guarantee liability.

Article 4 Scope of Guarantee

The scope of guarantee shall cover the principal, interest, penalty interest, compound interest, liquidated damages, compensation for losses, expenses incurred in enforcing the creditor’s rights (including but not limited to litigation costs, arbitration fees, attorney’s fees, travel expenses, enforcement fees, preservation fees, appraisal fees, auction or sale fees, transfer fees, public notice fees, etc.), and all other amounts payable under the Principal Contract.

Article 5 Guarantee Period

1. The guarantee period under this Contract shall be three years from the date on which the Debtor’s term for performance of the obligations under the Principal Contract expires.

2. The Guarantor hereby agrees and confirms that if Party A, in accordance with law or the provisions of the Principal Contract, requires the Debtor under the Principal Contract to perform its obligations ahead of schedule, the guarantee period shall be three years from the date on which the Debtor’s term for accelerated performance of the obligations expires.

3. During the guarantee period, Party A shall be entitled to demand that Party B assume guarantee liability in respect of all or part of the principal claims, or in respect of multiple or single claims, either collectively or separately. If any principal claim is repayable by installments, the guarantee period for such claim shall be three years from the date of effectiveness of this Contract until the date on which the final installment matures.

4. If the Creditor and the Debtor agree to extend the term for performance of the obligations, the Guarantor agrees to continue to bear guarantee liability, and the guarantee period shall be three years from the date on which the extended term for performance of the obligations under the extension agreement expires.

Article 6 Enforcement of Guarantee Rights

1. If the Debtor under the Principal Contract fails to perform its obligations to repay the principal, interest and corresponding expenses in accordance with the Principal Contract, Party A may directly seek recourse against Party B, and Party A shall have the right to directly demand that Party B assume guarantee liability.

2. If the secured obligations are simultaneously secured by other security (including but not limited to guarantees, mortgages, pledges and any other form of atypical security), irrespective of whether such other security is provided by the Debtor itself or by a third party, and irrespective of whether such security is a personal guarantee or a security over property, the guarantee liability of Party B shall not be affected by such other security in any way, shall not be conditional upon Party A having first made a claim against any other security provider, and shall not be discharged or reduced as a result thereof. When the Debtor fails to perform the obligations under the Principal Contract or when any event triggering enforcement of the security rights as agreed by the parties hereto occurs, Party A shall be entitled to directly demand that Party B assume all guarantee liability hereunder without first enforcing any other security rights.

3. Party A shall be entitled to give written notice to Party B to assume guarantee liability ahead of schedule in any of the following circumstances:

(1) The Principal Contract is rescinded in accordance with the provisions of the Principal Contract or under the law;

(2) There exist other circumstances prescribed in the Principal Contract under which obligations should be performed ahead of schedule, and the claims under the Principal Contract have not been satisfied or have not been fully satisfied.

4. If the Creditor under the Principal Contract waives a security interest, waives the priority of a security interest, or varies a security interest, the other security providers (and/or Party B) undertake to continue to bear guarantee liability, and none of Party A’s rights hereunder or the exercise thereof shall be affected.

Article 7 Representations and Undertakings

Party B hereby makes the following representations and undertakings:

1. If Party B is a legal person or other organization, Party B is duly incorporated and validly existing, and possesses full capacity for civil rights and civil conduct necessary to execute and perform this Contract. If Party B is a natural person, Party B is a legally qualified entity possessing full capacity for civil rights and civil conduct necessary to execute and perform this Contract.

2. Party B has full knowledge and understanding of all contents of the Principal Contract and this Contract, and the execution and performance of this Contract are based on Party B’s true expression of intent, and Party B has obtained all lawful and effective authorizations required under its articles of association or other internal governance documents. If Party B is a company, the provision of this guarantee has been resolved and approved by the board of directors, shareholders’ meeting, or general meeting of shareholders in accordance with the provisions of its articles of association; if its articles of association stipulate limits on the aggregate amount of guarantees or the amount of any single guarantee, the guarantee hereunder does not exceed such stipulated limits. The signature of the legal representative or authorized agent executing this Contract on behalf of Party B has been duly and validly authorized by Party B’s corporate authority; the execution and performance of this Contract will not violate any contract, agreement or other legal instrument binding upon Party B. If Party B is a natural person, Party B undertakes and warrants that the execution of this Contract has been consented to by his/her spouse (if any) and that a spousal consent and acknowledgement document has been signed (if so required by Party A).

3. All documents and information provided by Party B to Party A are accurate, true, complete and valid.

4. Party B accepts Party A’s supervision and inspection of Party B’s production, operations and financial condition, and shall actively render assistance and cooperation.

5. Party B has not concealed from Party A any material liabilities assumed by Party B as of the date of execution of this Contract.

6. Party B shall promptly notify Party A in writing if any of the following circumstances occurs which may affect Party B’s financial condition and performance capability:

If Party B is a legal person or other organization, such circumstances include but are not limited to: any change in its mode of operations such as division, merger, joint venture, foreign equity joint venture, cooperation, contracting, restructuring, corporate reform, or planned listing; reduction of registered capital; material asset or equity transfer; assumption of material liabilities; dissolution, closure, winding-up, suspension of business for rectification, being taken over, being merged by a creditor, revocation of business license; deterioration of financial condition; (being subject to) bankruptcy petition or liquidation; or involvement in material litigation or arbitration proceedings.

If Party B is a natural person, such circumstances include but are not limited to: disability, unemployment, change in marital status, change in employment, change in income (where such changes may affect Party B’s performance capability), deterioration of financial condition, or involvement in material litigation or arbitration proceedings.

7. During the term of this Contract, Party B shall properly ensure the fulfillment of all guarantee obligations hereunder in the event of division, merger, joint-stock restructuring or any other event.

Article 8 Disclosure of Intra-Group Related Parties and Related-Party Transactions

The following Item 1 shall apply:

1. Party B does not fall within a group customer as defined by Party A pursuant to the Guidelines on Risk Management of Credit Extension to Group Customers of Commercial Banks (the “Guidelines”).

2. Party B falls within a group customer as defined by Party A pursuant to the Guidelines. Party B shall, in accordance with Article 17 of the Guidelines, promptly report to Party A any related-party transactions exceeding 10% of net assets, including: the related-party relationships among the transaction parties, the transaction items and nature, the transaction amount or corresponding proportion, and the pricing policy (including transactions having no amount or only nominal amount).

Article 9 Rights and Obligations of Party A

1. Party A shall have the right to request Party B to provide relevant documents evidencing Party B’s legal identity.

2. Party A shall have the right to request Party B to provide financial reports and other materials reflecting Party B’s credit standing.

3. Upon maturity of the principal obligations, if Party A’s claims have not been satisfied in whole or in part, Party A shall have the right to demand that Party B assume guarantee liability in accordance with this Contract.

4. During the term of this Contract, if Party A lawfully assigns all or part of the principal claims to a third party, Party A shall promptly notify Party B in writing. Upon dispatch of the notice of assignment of claims in the manner of service agreed herein, Party A shall be deemed to have fulfilled its obligation to give notice of assignment of claims hereunder.

Article 10 Rights and Obligations of Party B

1. If Party A and the Debtor under the Principal Contract agree to amend the terms of the Principal Contract in a manner that increases Party B’s guarantee liability (other than interest rate adjustments made in accordance with regulations), Party B’s consent must be obtained.

2. During the term of this Contract, whether or not the principal claims secured by the maximum amount guarantee have become ascertained, if Party A assigns part or all of the principal claims to a third party, the corresponding part or the entirety of the maximum amount guarantee claims shall accordingly be assigned together therewith, and Party B shall continue to bear joint and several guarantee liability within the original scope of guarantee.

After the principal claims secured hereunder become ascertained, if Party A assigns part of the principal claims, Party B agrees that the corresponding part of the guarantee claims shall also be assigned together therewith; Party A (with the unassigned portion of the principal claims as its principal claim amount) and the assignee (with the assigned portion of the principal claims as its principal claim amount) shall jointly hold the guarantee claims against Party B in proportion to their respective principal claim amounts, and each shall be entitled to enforce the same when the conditions agreed herein become satisfied.

Before the principal claims secured hereunder become ascertained, if Party A assigns part of the principal claims, Party B agrees that the corresponding part of the guarantee claims shall also be assigned together therewith, and the maximum principal balance of Party A’s principal claims secured by the original maximum amount guarantee shall be correspondingly reduced (i.e., the original maximum amount of Party A’s principal claims secured by the maximum amount guarantee shall be reduced by the amount of the assigned portion of the principal claims). After the unassigned portion of Party A’s principal claims become ascertained, Party A (with the unassigned portion of the principal claims as its principal claim amount) and the assignee (with the assigned portion of the principal claims as its principal claim amount) shall jointly hold the guarantee claims against Party B in proportion to their respective principal claim amounts, and each shall be entitled to enforce the same when the conditions agreed herein become satisfied.

3. During the guarantee period, Party B shall not provide guarantees to any third party exceeding its own guarantee capacity, nor shall it dispose of assets in any manner that may impair its guarantee capacity or prejudice Party A’s rights and interests. Party B shall be obliged to provide Party A with balance sheets and a description of all external guarantees provided, and shall regularly, or at any time upon Party A’s request, provide Party A with financial statements and other documents that truly reflect its financial condition.

4. If the Debtor under the Principal Contract fails to repay the principal and interest in accordance with the Principal Contract upon maturity of the obligations or upon acceleration of the obligations under the Principal Contract, Party A shall be entitled to directly demand that Party B discharge such obligations.

5. During the term of this Contract, if Party A, in accordance with law or the provisions of the Principal Contract, rescinds the Principal Contract or accelerates recovery of the claims, Party B agrees to perform its joint and several guarantee liability from the date of receipt of the relevant written notice from Party A.

Article 11 Events of Default and Remedies

1. Any of the following circumstances shall constitute an event of default by Party B hereunder:

(1) Party B fails to duly perform its guarantee liability in accordance with this Contract;

(2) Any representation made by Party B herein is untrue, or Party B breaches any undertaking made herein;

(3) Any event described in Article 7(6) hereof occurs which materially and adversely affects Party B’s financial condition and performance capability;

(4) Party B breaches any other provision of this Contract;

(5) Party B’s legal representative and/or senior management personnel are suspected of corruption, acceptance of bribes, fraud, or illegal business operations, and Party B fails to provide corresponding security as required by Party A or the security provided is not satisfactory to Party A;

(6) If Party B is a legal person or other organization: Party B suffers material financial losses, asset losses, or other financial crises due to its external guarantees, and fails to provide corresponding security as required by Party A or the security provided is not satisfactory to Party A. If Party B is a natural person: any event occurs which may affect Party B’s performance capability or result in deterioration of Party B’s financial condition, or Party B becomes involved in material litigation or arbitration proceedings, and Party B fails to provide corresponding security as required by Party A or the security provided is not satisfactory to Party A;

(7) A crisis arises in the operations or financial condition of Party B’s controlling shareholder or other affiliated companies, or material related-party transactions occur between Party B and its controlling shareholder or other affiliated companies which affect Party B’s normal operations, and Party B fails to provide corresponding security as required by Party A or the security provided is not satisfactory to Party A;

(8) Adverse changes occur in the industry in which Party B operates, and Party B fails to provide corresponding security as required by Party A or the security provided is not satisfactory to Party A;

(9) An event of default occurs under any other contract between Party B and Party A or China Guangfa Bank (meaning China Guangfa Bank Co., Ltd. and/or any of its branches established within or outside the territory of the People’s Republic of China; hereinafter the same). (Applicable only to institutional guarantors.)

2. Upon the occurrence of any event of default described in the preceding paragraph, Party A shall be entitled, depending on the specific circumstances, to take any or all of the following measures, either separately or concurrently:

(1) Require Party B to cure its default within a specified period and duly perform its guarantee liability;

(2) Require Party B to provide new, adequate and effective security;

(3) Declare the maturity of the principal obligations accelerated ahead of schedule and require the Guarantor to assume joint and several discharge liability;

(4) Declare all or part of the outstanding credit facility principal, interest and other amounts payable by Party B under any other contract with Party A and/or China Guangfa Bank immediately due and payable, and wholly or partially suspend or terminate the disbursement or processing of any undrawn credit facility. (Applicable only to institutional guarantors.)

(5) Require Party B to compensate Party A for all losses caused by Party B’s default;

(6) With only prior or subsequent notice, debit the funds in any account opened by Party B with Party A and/or China Guangfa Bank to discharge all or part of the obligations owed by the Debtor and Party B to Party A, and Party B shall solely bear any interest losses arising therefrom. Any unmatured funds in such accounts shall be deemed matured ahead of schedule. If the currency of such account differs from the denominated currency of the specific credit facility business under the Principal Contract: where the denominated currency of the specific credit facility business is a foreign currency, conversion shall be made at the spot selling rate published by Party A on the date of debit; where the denominated currency of the specific credit facility business is RMB, conversion shall be made at the spot buying rate published by Party A on the date of debit;

(7) Take any other measures permitted by laws and regulations or agreed herein.

Article 12 Effectiveness, Amendment, Rescission and Termination of Contract

1. This Contract shall become effective from the date on which it is signed and sealed [applicable to non-natural persons] or signed by the person himself/herself (or his/her authorized agent) [applicable to natural persons], and shall terminate on the date on which the principal, interest, penalty interest, compound interest, liquidated damages, compensation, expenses incurred in enforcing the claims, and all other amounts payable under the Principal Contract owed by Party A thereunder have been fully discharged.

2. Upon effectiveness, this Contract shall be legally binding upon both parties and their respective successors and assigns arising in accordance with law.

3. Upon effectiveness, neither Party A nor Party B may unilaterally amend or prematurely rescind this Contract.

4. This Contract may be amended or modified in writing upon mutual agreement between the parties, and any amendment or modification shall constitute an integral part of this Contract.

5. If early termination of this Contract is required, Party A and Party B shall reach mutual agreement and enter into a written agreement; pending the conclusion of such written agreement, all provisions of this Contract shall remain in force.

Article 13 Notarization

The parties agree and confirm: If this Contract is notarized by a notary public as a creditor’s rights instrument with enforceable force, and if Party B fails to duly discharge the principal, interest and other amounts payable owed to Party A or breaches any of its obligations hereunder, Party A shall be entitled to apply to the notary public for an enforcement certificate and, on the strength of the notarial deed and enforcement certificate, apply to the competent people’s court for compulsory enforcement.

Article 14 Governing Law and Dispute Resolution

1. This Contract shall be governed by the laws of the People’s Republic of China (for the purposes of this Contract only, excluding the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan Region of the People’s Republic of China).

2. Any dispute arising from the performance of this Contract shall be resolved by the parties through friendly negotiation; if negotiation fails, the same dispute resolution method as agreed in the Principal Contract shall apply.

During the resolution of any dispute, to the extent that such dispute does not affect the performance of the remaining provisions of this Contract, such remaining provisions shall continue to be performed.

Article 15 Notices and Service

Party B confirms the following contact details as the effective service contact details for Party A to deliver various notices, correspondence, and other documents and materials hereunder, and for judicial authorities, arbitration institutions, notary public offices, etc. to serve various litigation documents, arbitration documents and other legal instruments:

Contact details for direct service and postal service:

Addressee: Liu Yuejin

Tel: [N/A]

Address: 9/F, Building E1, No. 1588 Lane, Zhuguang Road, Qingpu District, Shanghai

Postal Code: 201702

Contact details for electronic service (one or more may be selected):

[X] Email: ***********@wipozg.com

[ ] Fax: \

[ ] WeChat ID: \

[ ] QQ No.: \

[X] Other Instant Messaging Tool (specify name): 13788956259

The foregoing contact details shall apply to the service of notices and correspondence relating to this Contract, and to all judicial proceedings (including preservation proceedings, pre-enforcement proceedings, special proceedings, litigation proceedings, and enforcement proceedings), arbitration proceedings, notarization proceedings (including compulsory enforcement notarization), etc.

Party B confirms that if one or more electronic service contact details are completed herein, it means Party B expressly agrees to accept service by any one or more of such electronic methods.

If direct service is adopted, the date on which the server records the circumstances on the return of service on-site shall be the date of service.

If postal service is adopted, the date on which Party B actually signs for (including on-behalf receipt of) the document shall be the date of service.

If electronic service is adopted, the date on which the document is successfully dispatched shall be the date of service.

If Party A adopts service by public notice in accordance with laws, regulations, rules, normative documents and other provisions, the date of the public notice shall be the date of service.

If the documents, materials or legal instruments cannot be successfully served due to inaccuracy of the contact details provided by Party B, failure by Party B to notify Party A in accordance with agreed procedures of a change in contact details, absence of a signatory, refusal to sign, or the service address no longer being valid, then the date on which the document (including hard-copy and electronic documents) is returned shall be deemed the date of service.

If Party B changes any of the above confirmed contact details, Party B shall send a written notice of change of contact details to Party A (bearing Party B’s company seal [applicable to non-natural persons] or personally signed [applicable to natural persons]) within three (3) business days from the date of change, and retain Party A’s signed acknowledgement of receipt. If the contract has entered the litigation, arbitration, notarization or enforcement stage, Party B shall notify the court, arbitration institution, notary public office, etc. in writing.

Party A has, in accordance with law, drawn Party B’s attention to the contents of the above provisions; Party B acknowledges, fully understands the above provisions and is willing to bear the legal consequences.

Article 16 Special Representations of Party B

Party B authorizes Party A to report Party B’s credit information during the guarantee period (including default and other adverse information) to the Financial Credit Information Basic Database of the People’s Bank of China. Where the information subject is an individual, prior to reporting adverse information, Party A may, at its option, notify the information subject by SMS, email, account statement, collection notice or other means. Party B warrants that the mobile phone number, email address, address and other information provided to Party A are true and valid. If any of the foregoing information changes, Party B shall promptly apply to Party A for an update. If Party B fails to update the relevant information in a timely manner, thereby resulting in the failure to receive relevant information in a timely manner, Party B shall bear the consequences arising therefrom. Party B also authorizes Party A to inquire into and use Party B’s information in the aforesaid database for the purposes of guarantee review and post-disbursement management hereunder, provided that such information shall not be used for any purpose other than those agreed herein. Party A shall bear all consequences and legal liabilities arising from any inquiry beyond the authorized scope. Party B acknowledges and understands the declaration of this authorization clause.

Article 17 Anti-Money Laundering, Counter-Terrorist Financing and Counter-Proliferation Financing, Anti-Tax Evasion and Sanctions Risk

1. Party B warrants the authenticity, accuracy, completeness, legality and validity of all information, identity information (including beneficial owner information) and identity documentation.

2. During the subsistence of the business, Party A shall be entitled to conduct customer identity verification (including ongoing verification, re-verification, beneficial owner identification, etc.) and due diligence on Party B. If Party B fails to cooperate, or if Party A is unable to carry out customer identity verification and due diligence after taking effective measures, or if Party A, upon assessment, determines that the matter exceeds Party A’s risk management capacity, Party B agrees that Party A may suspend the transaction, up to and including termination of this Contract.

3. Party B warrants that it will comply with the Anti-Money Laundering Law of the People’s Republic of China and relevant domestic and foreign laws, regulations and regulatory requirements, and will earnestly fulfill its anti-money laundering, counter-terrorist financing, counter-proliferation financing and anti-tax evasion obligations. Party B, Party B’s counterparties, and the underlying transactions shall not involve any illegal or unlawful activities. If any dispute arises due to Party B’s money laundering, tax evasion, terrorist financing, proliferation financing, sanctions violations or other illegal or criminal activities, or due to violation of relevant legal provisions, Party B shall bear legal liability.

4. Party A shall be entitled, in accordance with anti-money laundering, counter-terrorist financing, counter-proliferation financing, anti-tax evasion and other applicable laws, regulations and regulatory provisions, to collect and use relevant information and take measures including suspension or termination of cooperation in respect of any money laundering, terrorist financing, proliferation financing, tax evasion, sanctions or other illegal activities or related suspicious circumstances.

Article 18 Miscellaneous

1. Prior to formal execution of this Contract, each party shall carefully verify the authorization authority and validity of the other party and of the signatory representing such other party.

2. Party A’s handling officer hereunder: Feng Haiqi

Contact Tel: 13818729828

Party B’s handling officer hereunder: Liu Yuejin

Contact Tel: ****************

3. Any appendices, amendments or supplements to this Contract shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

Appendices include: [N/A]

4. This Contract is executed in two (2) counterparts, with Party A holding one (1) counterpart, Party B holding one (1) counterpart, and the relevant registration authority holding [N/A] counterpart(s), each having equal legal effect.

Article 19 Other Agreements (additional pages may be appended if insufficient space):

Party B undertakes: During the period Party A’s credit facility is utilized, without Party A’s consent, Party B shall not distribute profits or provide any new external guarantees. If Party B borrows from any other bank, Party B shall ensure that Party A’s guarantee position is not inferior to that of such other bank. During the credit facility period, Party B shall progressively increase its settlement business with Party A. Within six months after disbursement, the annual inflow of funds into Party B’s settlement account with Party A shall be no less than two (2) times the credit facility exposure amount, and the annual settlement volume shall be no less than three (3) times the credit facility exposure amount. If Party B breaches any of the foregoing undertakings, Party A may reduce the credit facility limit or accelerate recovery of the credit facility.

(No text below; remainder of page intentionally left blank)

Signature and Seal of the Parties:

Party A (Seal):

Legal Representative / Responsible Person (or Authorized Agent) (Signature):

Date: ____(Year) ____(Month) ____(Day)

Party B (Non-Natural Person Seal):

Party B (Natural Person Signature):

==============================

Line of Credit Loan Contract

No.: (2025) Hu Yin E Dai Zi No. XQ0841

Contract Parties:

Lender (Party A): China Guangfa Bank Co., Ltd. Shanghai Branch

Unified Social Credit Code: 9131011266608225XR

Domicile: No. 88 Yincheng Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative / Responsible Person: Zhao Dianbin

Position: Branch President

Tel: 021-63022233

Fax: [N/A]

Postal Code: 200023

Website: \

Email: \

Borrower (Party B): WIPO (Shanghai) New Energy Technology Co. Ltd.

Unified Social Credit Code: 91310107324485470F

Domicile: 3/F, Building 19, No. 8, Lane 498, Guo Shoujing Road, China (Shanghai) Pilot Free Trade Zone

Legal Representative / Responsible Person: Liu Yuejin

Position: Chairman

Tel: 021-66685166

Fax: [N/A]

Postal Code: 201203

Email:***************@wipozg.com

Account-Opening Bank:

Basic Account / Settlement Account: China CITIC Bank Co., Ltd. Shanghai Xuhui Sub-Branch

Account No.: 8110201013001309775

General Account / Savings Account (1): China Guangfa Bank Co., Ltd. Shanghai Fuzhou Road Sub-Branch

Account No.: 9550880253103600189

(2): \

Account No.: \

(3): \

Account No.: \

Place of Contract Execution: Shanghai

On the basis of voluntariness, equality, mutual benefit and good faith, following negotiation among the parties, Party A agrees to make available the loan facility described herein to Party B. This Contract is hereby entered into to set forth the rights, obligations and responsibilities of each party, to be jointly observed.

For optional clauses hereunder, where applicable, a check mark “✓” shall be placed in the “☐”; where not applicable, an “x” shall be placed in the “☐”. If neither “✓” nor “x” is marked in “☐”, the clause shall be deemed not applicable, and the “☐” shall accordingly be deemed marked with “x”.

Article 1 Facility Amount and Validity Period

1. Party A shall make available a line of credit loan to Party B, with a maximum limit of RMB (currency) (in words) Three Million Only. The amount of each specific drawdown shall be as specified in the loan receipt or other debt/creditor’s rights instrument hereunder. In specific transactions, if Party B utilizes another currency, the amount shall be converted into the agreed currency of this Contract at the foreign exchange selling rate published by Party A on the date the specific transaction occurs, and counted against the credit facility limit.

2. The facility validity period shall be from the effective date of this Contract to 2026-12-16. The term of each specific loan shall be as specified in the loan receipt or other debt/creditor’s rights instrument hereunder, and the term of each loan shall not exceed twelve (12) months.

3. The “facility validity period” referred to above means the period during which the line of credit loans agreed herein are actually disbursed. Loans disbursed within the facility limit and the facility validity period are not required to be repaid before the expiry of the facility validity period. The actual disbursement date, repayment date and other elements of each specific loan shall be as specified in the loan receipt or other debt/creditor’s rights instrument.

4. During the facility validity period, in respect of the facility amount already repaid by Party B, Party A agrees to apply the following method, Item 1. Any facility amount unused within the facility validity period shall automatically be canceled upon expiry of the validity period.

(1) Revolving. That is, under the agreed credit facility limit, with respect to obligations already discharged by Party B during the facility validity period, Party A shall reinstate the corresponding facility amount to Party B in respect of the discharged portion, and Party B may re-utilize such facility amount during the facility validity period.

(2) Non-revolving. That is, under the agreed credit facility limit, with respect to obligations already discharged by Party B during the facility validity period, Party A shall not reinstate the corresponding facility amount to Party B in respect of the discharged portion, and Party B may not re-utilize such facility amount during the facility validity period.

5. Upon expiry of the facility validity period, the validity period may be extended by means of a supplementary agreement upon mutual agreement between the parties. Such supplementary agreement shall constitute an integral part of this Contract and shall have the same legal effect as this Contract; matters not stipulated therein shall be governed by the provisions of this Contract.

6. Party B acknowledges and understands that Party A shall be entitled to comprehensively assess Party B based on Party B’s credit standing and independently decide whether to approve Party B’s applications; Party A shall be entitled to conduct post-disbursement inspections of Party B on a regular or ad hoc basis; and Party A shall be entitled to independently determine, adjust at any time (including but not limited to increasing, reducing, suspending, terminating or revoking) the credit facility limit, and independently decide whether to disburse the loan and determine the loan term, interest rate, loan amount and other loan conditions, based on Party B’s credit standing information available to Party A (including but not limited to business and financial condition, litigation status, repayment ability, repayment willingness, etc.), laws, regulations and regulatory provisions, or other risk factors or legitimate reasons as determined by Party A. Party B raises no objection to the foregoing and agrees to unconditionally cooperate with Party A in completing the relevant credit review and approval and credit management work.

Article 2 Use of Loan Proceeds

The purpose of the loan facility hereunder shall be: solely for Party B’s daily operational turnover.

Without Party A’s written consent, Party B shall not change the use of the loan proceeds. Party B shall not use the loan for shareholder dividends, investment in financial assets, fixed assets, equity, etc.; shall not use the loan for any field or purpose prohibited by laws, regulations, regulatory provisions or national policies from production or operation, or for any prohibited project or project not approved in accordance with law; shall not use the loan proceeds for investment in stocks or other securities; shall not use the loan proceeds for on-lending or for purchasing other financial products for arbitrage.

Article 3 Loan Interest Rate, Calculation and Settlement of Interest

I. Loan Interest Rate

The loan interest rate shall be an annualized rate, calculated on a simple interest basis.

[√] RMB Loans

(A) Party A and Party B, upon negotiation, select the following interest rate conditions:

1. The benchmark interest rate shall be determined in accordance with Item (1) below:

(1) Loan Prime Rate (LPR); the applicable tenor shall be as specified in the loan receipt or other debt/creditor’s rights instrument.

(2) Shanghai Interbank Offered Rate (SHIBOR), \ tenor.

(3) Other: [N/A]

2. The interest rate pricing formula shall be determined in accordance with Item (2) below:

(1) Benchmark interest rate [ ] plus / [ ] minus \ basis points (1 basis point = 0.01%).

(2) The interest rate shall be determined by adding or subtracting a specified number of basis points to/from the benchmark interest rate; the specific basis points added or subtracted shall be as specified in the loan receipt or other debt/creditor’s rights instrument for each loan.

(3) Other: [N/A]

3. The loan interest rate shall be applied in accordance with Item (1) below:

(1) Fixed rate. The loan interest rate shall be determined based on [√] the actual disbursement date / [ ] the contract execution date / [√] the rate on the same day / [ ] the rate on the preceding business day, and the pricing formula, and shall remain unchanged during the term of this Contract.

(2) Floating rate. The loan interest rate shall be determined based on [ ] the actual disbursement date / [ ] the contract execution date / [ ] the rate on the same day / [ ] the rate on the preceding business day and [ ] the rate on the same day / [ ] the rate on the preceding business day of the interest rate reset date, and the pricing formula. During the loan term, the loan interest rate shall be adjusted from the date determined in Item [N/A] below (the interest rate reset date):

a. Floating cycle: [ ] month / [ ] quarter / [ ] semi-annual / [ ] annual; the corresponding day after each full cycle from the actual loan disbursement date shall be the interest rate adjustment date; if there is no corresponding day in that month, the last day of that month shall be the corresponding day.

b. Each repayment date.

c. The date on which the benchmark interest rate is adjusted.

d. Other method: [N/A]

(3) Other method: [N/A]

4. The specific loan interest rate shall be as specified in the loan receipt or other debt/creditor’s rights instrument hereunder.

(B) Interest Calculation

Interest shall accrue from the loan value date and shall be calculated based on the actual loan amount and the number of days of the loan.

Interest calculation formula: Interest = Principal x Actual Number of Days x Daily Interest Rate.

The daily interest rate calculation basis shall be 360 days per year; conversion formula: Daily Interest Rate = Annual Interest Rate / 360.

[ ] Foreign Currency Loans

(A) Party A and Party B, upon negotiation, select the following [N/A] loan interest rate:

1. Fixed rate: The contractual interest rate shall remain unchanged during the term of this Contract; the specific interest rate shall be as specified in the loan receipt or other debt/creditor’s rights instrument for the specific facility product.

2. Floating rate: The annual interest rate shall be determined based on the market benchmark interest rate corresponding to the business day preceding the value date or reset date, plus or minus specific basis points; the market benchmark interest rate quoting code shall be “SOFR”, “Term SOFR”, “HIBOR”, etc. The specific interest rate shall be the result of Party A’s specific calculation based on the foregoing method, and shall be as specified in the loan receipt or other debt/creditor’s rights instrument for the specific facility product. The interest rate shall be re-determined by Party A once every [N/A] month(s), and Party A shall notify Party B in writing of each re-determined interest rate.

3. Other: [N/A]

The reset date shall be the corresponding day of the month in which the first interest rate determination date falls; if the corresponding reset date falls on a non-business day, the interest rate shall be determined based on the benchmark interest rate of the preceding business day; if there is no corresponding day of the first drawdown date in the relevant month, the last day of such month shall be the interest rate reset date.

(B) Interest Calculation

Interest shall accrue from the loan value date and shall be calculated based on the actual loan amount and the number of days of the loan. For floating rate loans, interest shall be calculated by floating period segments during the loan term.

Interest calculation formula: Interest = Principal x Actual Number of Days x Daily Interest Rate.

Conversion formula: Daily Interest Rate = Annual Interest Rate / Base Days. The base days in the denominator shall be calculated in accordance with international practice.

II. Interest Settlement Method

1. Party B shall settle interest in accordance with Item (2) below:

(1) Lump-sum repayment of loan principal and interest upon maturity.

(2) Monthly interest settlement; the 20th day of each month shall be the interest settlement date and the 21st day shall be the interest payment date.

(3) Quarterly interest settlement; the 20th day of the last month of each quarter shall be the interest settlement date and the 21st day shall be the interest payment date.

(4) Other: [N/A]

2. If an interest payment date falls on a statutory public holiday or public rest day, it may be deferred to the first banking business day after the statutory public holiday or public rest day for repayment of the interest for the current period. If the interest for the current period is not repaid on the first banking business day after the statutory public holiday or public rest day, it shall become overdue interest from the interest payment date and compound interest shall be calculated in accordance with this Contract.

3. If the final repayment date of the loan principal does not fall on an interest payment date, such final repayment date shall be the interest payment date, and Party B shall pay all interest payable in full. Upon maturity of the loan, interest shall be settled together with the principal. If the loan maturity date falls on a statutory public holiday or public rest day: where the loan is repaid on the last banking business day before the statutory public holiday or public rest day, interest shall be charged at the contractual interest rate, but interest corresponding to the number of days between the maturity date and the repayment date calculated at the contractual interest rate shall be deducted; where the loan is repaid on the first banking business day after the statutory public holiday or public rest day, interest corresponding to the number of days between the maturity date and the repayment date shall be added at the contractual interest rate; where the loan is not repaid on the first banking business day after the statutory public holiday or public rest day, overdue loan interest shall be charged from such date.

III. Penalty Interest and Compound Interest

1. If Party B fails to repay within the agreed time limit, Party A shall, in respect of the overdue portion, charge interest at the overdue loan penalty interest rate from the date of default until the principal and interest are fully discharged. For RMB loans, the overdue loan penalty interest rate shall be the loan execution interest rate plus an upward float of 50%. For foreign currency loans, the overdue loan penalty interest rate shall be the foreign currency loan execution interest rate plus an upward float of [N/A]%.

2. If Party B fails to use the loan for the agreed purpose, Party A shall, in respect of the misused portion, charge interest at the misused loan penalty interest rate from the date of misuse until the principal and interest are fully discharged. For RMB loans, the misused loan penalty interest rate shall be the loan execution interest rate plus an upward float of 100%. For foreign currency loans, the misused loan penalty interest rate shall be the foreign currency loan execution interest rate plus an upward float of [N/A]%.

3. For loans that are both overdue and misused, interest shall be charged at the misused loan penalty interest rate.

4. For interest, penalty interest and compound interest that Party B fails to pay when due, compound interest shall be calculated and charged at the penalty interest rate agreed in this clause, from the date of failure to pay when due, in accordance with the interest settlement method agreed in this clause.

5. In charging penalty interest and compound interest, where the loan execution interest rate is adjusted, penalty interest and compound interest shall be calculated by segments commencing from the date of adjustment.

IV. Miscellaneous

If, during the term of this Contract, any changes in national laws, regulations, rules, policy documents or regulatory provisions impose controls or intervention on loan interest rates, benchmark interest rate determination methods, interest calculation and settlement methods, interest rate floating ranges, etc., such that the interest rate or settlement method agreed herein must be adjusted, Party A may amend the interest rate provisions of this Contract in accordance with the latest national laws, regulations, rules, policy documents and regulatory provisions, and shall notify Party B within a reasonable period. Notice given by Party A in the manner agreed herein or by announcement on Party A’s website shall be deemed effective notice.

Party B acknowledges and agrees: If, during the term of this Contract, due to adjustments in interest rate-related laws, regulations and relevant provisions, or adjustments in self-disciplinary loan pricing conventions, LPR (Loan Prime Rate), etc., the agreed loan interest rate level (including fixed rate, floating rate and other circumstances) falls below the latest permitted lower limit range prescribed by interest rate policies or self-disciplinary conventions (hereinafter the “Latest Permitted Lower Limit Range”), then the loan interest rate hereunder (including the interest rate for new drawdowns at the time of drawdown and the interest rate for already drawn loans as adjusted following LPR adjustments) shall be applied at a rate not lower than the Latest Permitted Lower Limit Range (hereinafter the “Applicable Interest Rate”). The specific Applicable Interest Rate and the effective date thereof shall be as notified by Party A.

If Party B does not agree to the foregoing interest rate adjustment, it shall be entitled to early terminate this Contract and shall notify Party A in writing within ten (10) business days of receipt of Party A’s notice. The arrangements following early termination of this Contract shall be handled in accordance with laws, regulations and the relevant provisions hereof. If Party B applies to prepay all or part of the loan, it shall submit a written application to Party A within ten (10) business days of receipt of Party A’s notice, and prepay the loan upon obtaining Party A’s consent; other arrangements relating to prepayment shall be handled in accordance with the relevant provisions hereof. If Party B elects to continue performing this Contract, or fails to notify Party A of early termination of this Contract within the prescribed time, or fails to apply to Party A for prepayment, Party B shall be deemed to have agreed to the foregoing interest rate adjustment.

All amounts collected by Party A hereunder (including but not limited to interest, penalty interest, compound interest, liquidated damages, compensation and other additional amounts, etc.) are inclusive of VAT, and Party A shall not separately charge Party B VAT and related surcharges. Furthermore, Party A shall not be required to issue a special VAT invoice for the aforesaid amounts collected, unless otherwise agreed in this Contract.

Unless otherwise specifically agreed, all interest rates hereunder shall be annual rates.

Article 4 Specific Utilization of Facility

Party A agrees that, provided the aggregate balance of the facility amount utilized by Party B does not exceed the aforesaid maximum facility limit, Party B may utilize the facility. Party B acknowledges and understands that the execution of this Contract by Party A and Party B does not constitute a commitment by Party A to extend credit to Party B. For each drawdown under a specific credit facility business under this facility, Party B shall submit an application to Party A on a case-by-case basis. Party A shall be entitled to independently decide whether to disburse the loan to Party B based on the results of its monitoring and review of Party B’s credit standing, and Party B raises no objection thereto.

Article 5 Conditions Precedent to Drawdown

The following conditions must be satisfied before Party B may make a drawdown:

1. This Contract, the security contract(s) (if any) and the relevant appendices have become effective, and the corresponding mortgage/pledge rights have been lawfully created (unless otherwise agreed between Party A and the security provider);

2. Party B has deposited with Party A the documents, instruments, seals, lists of authorized personnel and specimen signatures relevant to the execution and performance of this Contract, and has completed the relevant vouchers;

3. Party B shall, three (3) business days before the drawdown, submit to Party A a written drawdown application and the relevant documents evidencing the use of the loan proceeds, and complete the relevant drawdown procedures;

4. Under the entrusted payment method: Party B has, at the time of applying for drawdown, submitted basic information regarding the underlying transactions relating to the loan payment, such as the relevant goods, services and funds, as required by Party A, and the underlying transaction information submitted by Party B conforms to the agreed use of the loan hereunder. Under the self-directed payment method: Party B has, at the time of applying for drawdown, provided a plan for the use of the loan proceeds as required by Party A;

5. Relevant national laws, regulations and policy provisions do not prohibit or restrict Party A from disbursing the loan;

6. Other drawdown conditions stipulated by law and agreed between the parties: [N/A];

7. Other drawdown conditions that Party A deems should also be satisfied.

If the foregoing drawdown conditions are not satisfied, Party A shall be entitled to reject Party B’s drawdown application, unless Party A agrees to disburse the loan.

Article 6 Loan Proceeds Payment and Management

1. Party B agrees to accept and cooperate with Party A in the management and monitoring of the external payment of the loan proceeds, and shall, as required by Party A, promptly provide Party A with records of the use of the loan proceeds and relevant information.

2. Payment of the loan proceeds hereunder shall be classified into two types: self-directed payment by the Borrower and entrusted payment by the Lender.

Self-directed payment by the Borrower means that after the Lender disburses the loan proceeds to the Borrower’s account based on the Borrower’s drawdown application, the Borrower autonomously pays such proceeds to the Borrower’s transaction counterparty conforming to the agreed purpose of this Contract.

Entrusted payment by the Lender means that the Lender pays the loan proceeds to the Borrower’s transaction counterparty conforming to the agreed purpose of this Contract based on the Borrower’s drawdown application and payment instruction.

3. Entrusted payment shall be adopted under any of the following circumstances:

(1) Payment of loan proceeds in a single amount exceeding RMB zero (0);

(2) Other circumstances determined by Party A: Full entrusted payment.

4. Under the entrusted payment method, Party B irrevocably authorizes Party A to pay the loan proceeds from Party B’s settlement account to Party B’s transaction counterparty. When applying for a drawdown, Party B shall submit to Party A a payment application, relevant transaction information, the underlying contract and other documents and information; Party A shall process the payment after review.

5. Under the entrusted payment method, if Party A is unable to pay the loan proceeds to Party B’s transaction counterparty in a timely and accurate manner due to a refund by the account-opening bank of Party B’s transaction counterparty, errors in the transaction counterparty account provided by Party B, or other reasons, Party A shall not bear any liability, and Party B’s repayment obligations already arising hereunder shall not be affected. In respect of funds refunded by the account-opening bank of Party B’s transaction counterparty, Party B shall not use such funds without Party A’s review and consent. Party B shall, within one (1) business day of receipt of Party A’s refund notice, resubmit the relevant information and documents for entrusted payment, and re-process the entrusted payment upon Party A’s review and consent.

6. If Party B makes self-directed payment of the loan proceeds, Party B shall report to Party A on a summary basis the payment circumstances of the loan proceeds by [ ] the end of the month / [ ] the end of the quarter in which the self-directed payment occurs, and submit the relevant documents and information as required by Party A, including but not limited to statements of account, payment vouchers, underlying contracts, etc.

7. Under the self-directed payment method, if Party B pays multiple amounts to the same transaction counterparty within a short period close to the self-directed payment ceiling, or if other abnormal payment circumstances as determined by Party A occur, Party A shall be entitled to require Party B to provide the relevant transaction information and underlying contract within three (3) business days, so that Party A may assess the reasonableness of Party B’s self-directed payment and whether it conforms to the provisions of this Contract.

8. If Party B’s credit standing declines, its business and financial condition clearly deteriorates, its use of the loan proceeds is abnormal, it circumvents entrusted payment, or it otherwise commits any material breach of the provisions of this Contract, Party A shall be entitled to unilaterally decide to change the payment method and to cease the disbursement and payment of the loan proceeds.

9. The specific payment method shall be as specified in the loan receipt or other debt/creditor’s rights instrument under the business contract.

Article 7 Repayment

1. The loan facility hereunder shall be repaid with principal and interest in accordance with Item (2) below:

(1) Lump-sum repayment of principal and interest upon maturity;

(2) Periodic interest payments with principal repayment upon maturity;

(3) Periodic interest payments with repayment of principal by installments. Under this method, Party B shall repay the principal in accordance with the following schedule:NA

If Party B needs to change the aforesaid repayment schedule, it shall submit a written application to Party A [N/A] banking business days before the maturity of the corresponding loan. Any change to the repayment schedule must be confirmed in writing by both parties.

(4) Other method: [N/A]

2. Unless otherwise agreed between the parties, if Party B is simultaneously in arrears of both principal and interest, Party A shall be entitled to determine the order of repayment of principal or interest, penalty interest, compound interest and various ancillary expenses. In the case of repayment by installments, if there are multiple matured or overdue loans hereunder, Party A shall be entitled to determine the order of application of a specific repayment by Party B to such loans. If there are multiple matured loan contracts between Party B and Party A, Party A shall be entitled to determine the contract against which each repayment by Party B is applied, regardless of whether Party B’s payment is sufficient to discharge all obligations.

3. Unless otherwise agreed between the parties, Party B may prepay the loan but shall submit a written application to Party A three (3) banking business days in advance. Party A shall be entitled to decide whether to accept Party B’s prepayment request. Prepayment amounts shall first be applied to the loan with the latest maturity date, in reverse chronological order.

Party A shall be entitled to charge a prepayment penalty on the prepaid portion at the rate of [N/A], which shall be paid together with interest and principal payable on the prepayment date. (Party A will not charge a prepayment penalty for prepayment by small and micro enterprises.)

4. Party B shall repay in accordance with Item 1 below:

(1) Not later than three (3) business days before the maturity of each installment of principal and interest, Party B shall deposit sufficient funds into the following repayment account for repayment; Party A shall be entitled to proactively debit such account on the maturity date of each installment of principal and interest.

Repayment Account Name: WIPO (Shanghai) New Energy Technology Co. Ltd.

Account No.: 9550880253103600189

(2) Other repayment methods agreed between the parties: [N/A]

Article 8 Fund Recycle Management

[√] I. Fund Recycle Account

1. Party B designates the following fund account as the dedicated fund recycle account. Party B agrees to and shall cooperate with Party A in the management and monitoring of this account, and shall provide Party A with information on the inflows and outflows of funds in this account as required by Party A.

Account-Opening Bank: China Guangfa Bank Shanghai Fuzhou Road Sub-Branch

Account Name: WIPO (Shanghai) New Energy Technology Co. Ltd.

Account No.: 9550880253103600189

2. Other agreements: During the credit facility period, Party B shall progressively increase its settlement business with Party A. Within six months after disbursement, the annual inflow of funds into Party B’s settlement account with Party A shall be no less than two (2) times the credit facility exposure amount, and the annual settlement volume shall be no less than three (3) times the credit facility exposure amount.

[ ] II. Fund recycle monitoring shall be subject to the following:

1. Party B shall open the following settlement accounts with Party A:

[ ] Account Name: \ Account No.:

[ ] Account Name: \ Account No.:

2. Other settlement accounts opened with Party A and confirmed by Party A:

[ ] Account Name: \ Account No.:

[ ] Account Name: \ Account No.:

3. Party B undertakes to deposit a specified amount of sales proceeds received from third parties into the aforesaid settlement accounts, and to actively cooperate with Party A in the monthly monitoring of the accounts. The amount of sales proceeds deposited by Party B into the aforesaid settlement accounts shall satisfy the following conditions:

(1) Within six (6) months (inclusive) from the first disbursement of credit facility by Party A, Party B shall ensure that the sales proceeds from third parties deposited into the settlement accounts shall be no less than [ ] 1.5 times / [ ] [N/A] times the outstanding balance of the credit facility already disbursed;

(2) Within twelve (12) months (inclusive) from the first disbursement of credit facility by Party A, Party B shall ensure that the sales proceeds from third parties deposited into the settlement accounts shall be no less than [ ] 3 times / [ ] [N/A] times the outstanding balance of the credit facility already disbursed;

(3) If Party A’s actual credit facility term exceeds twelve (12) months, then within each twelve (12)-month period (inclusive) from the date exceeding twelve (12) months, Party B shall ensure that the sales proceeds from third parties deposited into the settlement accounts shall be no less than [ ] 3 times / [ ] [N/A] times the outstanding balance of the credit facility already disbursed.

(4) Other agreements: [N/A]

4. If Party B breaches the foregoing agreements, Party A shall be entitled to pursue Party B’s default liability in accordance with the relevant provisions of this Contract. Regardless of whether Party A takes any measures against Party B, this shall not constitute a ground for exemption of the security provider’s guarantee liability.

Article 9 Security

1. If the obligations hereunder are secured, Party A and the security provider shall enter into a separate security contract.

2. If Party B or a security provider experiences any event that Party A considers may affect its performance capability, or if a security contract becomes void, is revoked or discharged, or if Party B or a security provider suffers deterioration of its financial condition or becomes involved in material litigation or arbitration proceedings, or may otherwise be affected in its performance capability, or if a security provider defaults under a security contract or any other contract with Party A, or if the security property depreciates, is damaged, destroyed or seized, thereby impairing or extinguishing the security value, Party A shall be entitled to require, and Party B shall be obliged to provide, new security or replacement guarantors, etc., to secure the obligations hereunder.

3. Other security methods: [N/A]

Article 10 Representations, Warranties and Authorizations of Party B

I. Party B hereby represents as follows:

1. Party B is duly incorporated and validly existing, and possesses full capacity for civil rights and civil conduct necessary to execute and perform this Contract.

2. The execution and performance of this Contract are based on Party B’s true expression of intent, and Party B has obtained all lawful and effective authorizations required under its articles of association or other internal governance documents, and such execution and performance will not violate any agreement, contract or other legal instrument binding upon Party B. Party B has obtained or will obtain all necessary approvals, permits, filings or registrations required for the execution and performance of this Contract.

3. All documents, financial statements, vouchers and other information provided by Party B to Party A hereunder are true, complete, accurate and valid.

4. The transaction background in respect of which Party B applies to conduct business with Party A is true and lawful, and is not for any purpose involving money laundering, terrorist financing, proliferation financing, tax evasion, sanctions or any other illegal purpose or related suspicious circumstances.

5. Party B has not concealed from Party A any event that may affect its own or any security provider’s financial condition and performance capability.

6. Other matters represented by Party B: [N/A]

II. Party B hereby undertakes and warrants as follows:

1. To submit its financial statements (including but not limited to annual, quarterly and monthly statements) and other relevant information to Party A on a regular basis or in a timely manner as required by Party A;

2. To truthfully provide Party A, as required by Party A, with various documents and information relating to the loan and the payment of the loan proceeds, and to actively cooperate with and assist Party A in the inspection, investigation and supervision of the performance of this Contract, the use of the credit facility proceeds, and all of Party B’s production, business and financial activities (both before and after the loan), and to truthfully describe the relevant circumstances. Party B undertakes to cooperate with Party A in the loan payment management, post-disbursement inspection and related inspection work conducted by Party A based on the loan management measures issued by financial regulatory authorities, and to provide the Lender with the true payment and circulation of the loan;

3. Party B undertakes to pay the loan proceeds in accordance with the provisions of this Contract, and not to circumvent Party A’s entrusted payment by splitting payments or other means. Meanwhile, Party B warrants that it will accept and actively cooperate with Party A in the management and monitoring of the various accounts agreed herein. If Party A discovers abnormal movements in the fund flows in the aforesaid accounts, Party A shall be entitled to require Party B to provide an explanation, and Party B undertakes to submit a relevant written explanation within two (2) business days of Party A’s request. If there is any abnormality in Party B’s fund recycle situation which may affect its repayment source, Party A shall be entitled to unilaterally decide whether to accelerate recovery of the loan based on such circumstances;

4. Party B warrants that when applying for a drawdown in accordance with the provisions of this Contract, it shall promptly and accurately submit the information and documents relating to the payment of the loan proceeds as required by Party A. If Party B breaches its obligations to its transaction counterparty in respect of payment, or if Party A suffers any loss as a result of Party B’s failure to timely or correctly submit the aforesaid information, Party B shall bear all liability and compensate Party A for all losses;

5. If Party B has or will enter into a counter-guarantee agreement or similar agreement with the Guarantor hereunder in respect of the Guarantor’s guarantee obligations, such agreement shall not prejudice any of Party A’s rights hereunder;

6. Party B shall obtain Party A’s prior consent if Party B undergoes division, merger (consolidation), equity transfer, or any other event that may affect the financial condition, performance capability or debt-servicing ability of Party B or any security provider, including but not limited to: any change in its mode of operations such as joint venture, equity joint venture, cooperation, contracting, leasing, restructuring, corporate reform or planned listing; reduction of registered capital; material asset disposal or joint-stock restructuring; external investment; provision of external guarantees; assumption of material liabilities; material increase in debt financing (including debt or equity financing through the direct financing market, etc.); or creation of new material liabilities over the collateral;

7. If any material adverse event occurs which may affect the financial condition, performance capability or debt-servicing ability of Party B or any security provider, including but not limited to: seizure of the security property; cessation of business, closure, dissolution, revocation, (being subject to) bankruptcy petition; involvement in material litigation or arbitration proceedings; involvement of responsible personnel in suspected illegal or criminal activities; or business difficulties and deterioration of financial condition; or occurrence of an event of default by Party B under any other contract, Party B shall immediately notify Party A in writing;

8. Party B warrants that its production and operations and related activities comply with relevant provisions including but not limited to industrial policies, fiscal and tax policies, market access, environmental assessment, energy conservation, emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc. If there is any violation of the foregoing or any manifestation of the foregoing risks, Party B agrees that Party A shall be entitled to take measures including but not limited to ceasing loan disbursement, accelerating recovery of the loan, and disposing of the mortgaged/pledged property ahead of schedule, and Party B shall increase insurance coverage relating to energy consumption, pollution, etc.;

9. Party B’s obligations to Party A shall rank senior in priority of payment to any loans extended to Party B by Party B’s shareholders, and shall not be subordinate to similar obligations owed to other creditors;

10. If the after-tax net profit for a relevant accounting year is zero or negative, or the after-tax profit is insufficient to cover the accumulated losses of prior accounting years, or the pre-tax profit is not used to discharge the principal, interest and expenses that Party B is required to discharge in that accounting year, or the pre-tax profit is insufficient to discharge the principal, interest and expenses for the next period, Party B shall not distribute dividends or bonuses to its shareholders in any form;

11. Party B shall not dispose of its own assets in any manner that would impair its debt-servicing ability, and undertakes that the aggregate amount of its external guarantees and the amount of any single guarantee shall not exceed the limits prescribed in its articles of association;

12. Party B warrants that it will repay the loan principal and interest on time, and bear and pay the expenses incurred by Party A in enforcing its claims as a result of Party B’s default hereunder, including litigation (arbitration) costs, enforcement fees, attorney’s fees and other expenses relating to the enforcement of claims;

13. Party A shall be entitled to accelerate recovery of the loan based on Party B’s fund recycle situation;

14. [√] Party B shall fulfill the following undertakings in respect of strengthening environmental, social and governance risk management:

(1) All conduct and performance relating to environmental, social and governance risks shall be in compliance;

(2) Establish and improve internal management systems for environmental, social and governance risks, which shall include express provisions on the responsibilities, obligations and disciplinary measures for relevant responsible personnel within Party B;

(3) Establish and improve emergency response mechanisms and measures for environmental, social and governance risk incidents;

(4) Establish dedicated departments and/or designate dedicated personnel responsible for environmental, social and governance risk matters;

(5) Cooperate with Party A or its recognized third-party assessors in the assessment and inspection of Party B’s environmental, social and governance risks;

(6) In the face of strong public or other stakeholder质疑 (if any) regarding Party B’s performance in controlling environmental, social and governance risks, promptly provide appropriate responses or take other necessary actions;

(7) Urge affiliates to strengthen environmental, social and governance risk management to prevent Party B from being affected by the environmental, social and governance risks of its affiliates;

(8) Perform other matters that Party A considers relevant to the control of environmental, social and governance risks.

If Party B breaches the foregoing warranties and undertakings or if the foregoing risks manifest, Party B shall be deemed to be in default, and Party A shall be entitled to take the default remedies agreed herein and to also require Party B to increase insurance coverage relating to energy consumption, pollution, etc.

15. [√] Party B also undertakes to comply with the contents of the Statement and Undertaking on Strengthening Environmental, Social and Governance Risk Management appended hereto.

16. Other matters warranted by Party B: [N/A]

III. Authorizations by Party B:

1. Credit Reference Authorization Clause

Party B authorizes Party A to report Party B’s credit information during the loan period (including default and other adverse information) to the Financial Credit Information Basic Database. Party B also authorizes Party A to inquire into and use Party B’s information in the aforesaid database for the purposes of loan application, approval and post-disbursement management hereunder. Party A shall bear all consequences and legal liabilities arising from any inquiry beyond the authorized scope. Party B acknowledges and understands the declaration of this authorization clause.

2. Debit Authorization Clause

Party B authorizes Party A to debit the loan principal, interest, penalty interest, compound interest, liquidated damages and all other ancillary expenses payable by Party B in accordance with this Contract from any bank account opened by Party B with Party A and China Guangfa Bank (meaning China Guangfa Bank Co., Ltd. and/or any of its branches established within or outside the territory of the People’s Republic of China; hereinafter the same). When Party A proactively debits accounts in accordance with the provisions of this Contract, if the currency of such account differs from the denominated currency of the specific credit facility business hereunder: where the denominated currency of the specific credit facility business is a foreign currency, conversion shall be made at the spot selling rate published by Party A on the date of debit; where the denominated currency of the specific credit facility business is RMB, conversion shall be made at the spot buying rate published by Party A on the date of debit. All related conversion expenses incurred shall be borne by Party B.

IV. Anti-Money Laundering, Counter-Terrorist Financing and Counter-Proliferation Financing, Anti-Tax Evasion and Sanctions Risk

1. Party B warrants the authenticity, accuracy, completeness, legality and validity of all information, identity information (including beneficial owner information) and identity documentation.

2. During the subsistence of the business, Party A shall be entitled to conduct customer identity verification (including ongoing verification, re-verification, beneficial owner identification, etc.) and due diligence on Party B. If Party B fails to cooperate, or if Party A is unable to carry out customer identity verification and due diligence after taking effective measures, or if Party A, upon assessment, determines that the matter exceeds Party A’s risk management capacity, Party B agrees that Party A may suspend the transaction, up to and including termination of this Contract.

3. Party B warrants that it will comply with the Anti-Money Laundering Law of the People’s Republic of China and relevant domestic and foreign laws, regulations and regulatory requirements, and will earnestly fulfill its anti-money laundering, counter-terrorist financing, counter-proliferation financing and anti-tax evasion obligations. Party B, Party B’s counterparties, and the underlying transactions shall not involve any illegal or unlawful activities. If any dispute arises due to Party B’s money laundering, tax evasion, terrorist financing, proliferation financing, sanctions violations or other illegal or criminal activities, or due to violation of relevant legal provisions, Party B shall bear legal liability.

4. Party A shall be entitled, in accordance with anti-money laundering, counter-terrorist financing, counter-proliferation financing, anti-tax evasion and other applicable laws, regulations and regulatory provisions, to collect and use relevant information and take measures including suspension or termination of Party B’s financing disbursements, declaration of acceleration of the credit facility, termination of the facility, etc., in respect of any money laundering, terrorist financing, proliferation financing, tax evasion, sanctions or other illegal activities or related suspicious circumstances.

Article 11 [ ] Credit Facility Renewal

1. “Credit Facility Renewal” means that regardless of any difference in interest rates or other terms between the original credit facility contract and this Contract, the outstanding credit facility exposure under the original contract titled “ “ bearing original contract No. \ (the “Original Credit Facility Contract”), entered into by Party B, shall constitute an equivalent utilization of the credit facility exposure under this Contract, shall be secured by the security contract(s) hereunder, and shall not constitute a waiver or diminution of Party A’s rights under the original contract. The security contract(s) under the original contract shall continue to be valid. Party A shall only disburse the credit facility for the balance after deducting the utilized portion of the facility exposure under the original contract.

2. Under this Contract, Party A shall be entitled to decide whether to renew the credit facility, and the amount and term of the renewed credit facility.

Article 12 Disclosure of Intra-Group Related-Party Transactions of Party B

[√] Party B does not fall within a group customer as defined by Party A pursuant to the Guidelines on Risk Management of Credit Extension to Group Customers of Commercial Banks.

[ ] Party B falls within a group customer as defined by Party A pursuant to the Guidelines on Risk Management of Credit Extension to Group Customers of Commercial Banks.

Party B shall promptly report to Party A any related-party transactions exceeding 10% of net assets, including but not limited to:

(a) The related-party relationships among the transaction parties;

(b) The transaction items and nature;

(c) The transaction amount or corresponding proportion;

(d) The pricing policy (including transactions having no amount or only nominal amount).

Party A shall be entitled to unilaterally decide to cease disbursement of any undrawn loan to the Borrower, accelerate recovery of part or all of the loan principal and interest, and take other measures in accordance with law if Party B commits any of the following:

(a) Providing false materials or concealing material business and financial facts;

(b) Without Party A’s consent, unilaterally changing the original agreed use of the loan, misusing the loan, or using the bank loan to engage in illegal or non-compliant transactions;

(c) Using false contracts with related parties to discount or pledge receivables such as notes receivable or accounts receivable without genuine trade background to obtain bank funds or credit facilities;

(d) Refusing to accept Party A’s supervision and inspection of the use of the credit facility proceeds and the relevant business and financial activities;

(e) Undergoing material mergers and acquisitions, restructuring, etc., which Party A considers may compromise the safety of the loan;

(f) Intentionally evading or repudiating bank debts through related-party transactions;

(g) Any other material default as determined by Party A.

Article 13 Default and Remedies

I. Anticipatory Default and Remedies

(A) Prior to disbursing the loan hereunder, if Party A has definite evidence that Party B falls under any of the following circumstances, Party A may suspend performance:

1. Party B’s business condition has materially deteriorated;

2. Party B has transferred assets or withdrawn capital to evade debts;

3. Party B has lost its commercial reputation;

4. There exist other circumstances where Party B has lost or may lose its ability to perform its obligations.

(B) If Party B fails to restore its performance capability within thirty (30) days of Party A’s suspension of performance and fails to provide appropriate security satisfactory to Party A, Party A may rescind this Contract.

II. Events of Default and Remedies

(A) Any of the following shall constitute or be deemed an event of default by Party B hereunder:

1. Party B fails to perform its payment and discharge obligations to Party A in accordance with this Contract;

2. Party B fails to use the funds obtained for the agreed purpose, its fund recycle situation is not in conformity with the agreement, or Party B breaches the following agreed financial indicator(s): [ ] Agreed financial indicator(s): [N/A];

3. Party B fails to pay the loan proceeds in accordance with the provisions of this Contract, or circumvents Party A’s entrusted payment by splitting payments or other means;

4. Any representation made by Party B herein is untrue, or Party B breaches any undertaking made herein;

5. Any event agreed herein occurs which Party A considers may affect the financial condition or performance capability of Party B or any security provider, and Party B fails to provide new security or replace the guarantor as required by this Contract;

6. Party B or any security provider defaults under any other contract with Party A or China Guangfa Bank, or any other cross-default event occurs;

7. Party B fails to provide a written explanation within the agreed time in respect of abnormal fund flow movements in the relevant accounts hereunder;

8. Party B fails to truthfully provide documents and information relating to the loan and the payment of the loan proceeds;

9. Party B ceases business or undergoes dissolution, takeover, liquidation, merger by a creditor, revocation, or (being subject to) bankruptcy petition, or all or a material part of the assets necessary for Party B to perform this Contract are seized, embargoed or requisitioned, or Party B’s financial condition deteriorates, or Party B becomes involved in material litigation or arbitration proceedings;

10. Party B or any security provider defaults under any contract with any other financial institution;

11. Party B’s or any security provider’s entity credit rating or bond credit rating is downgraded in the public market, or any material adverse event occurs that attracts market attention;

12. Party B or any security provider breaches any other provision of this Contract or any security contract.

(B) Upon the occurrence of any event of default described in the preceding paragraph, Party A shall be entitled, depending on the specific circumstances, to take any or all of the following measures, either separately or concurrently:

1. Accelerate recovery of the loan;

2. Adjust the loan payment method;

3. Adjust the loan interest rate;

4. Charge penalty interest;

5. Require Party B and/or the security provider(s) to cure their default within a specified period;

6. Reduce Party B’s credit facility limit, including but not limited to wholly or partially reducing, suspending, terminating or revoking the credit facility limit;

7. Wholly or partially suspend or terminate acceptance of Party B’s applications for drawdowns and other business under this Contract and other contracts between Party B and Party A and/or China Guangfa Bank; wholly or partially suspend or terminate the disbursement and processing of any undrawn loans and unprocessed trade finance, and pursue corresponding legal liability;

8. Declare all or part of the outstanding loan/trade finance principal, interest and other amounts payable under this Contract and other contracts between Party B and Party A and/or China Guangfa Bank immediately due and payable;

9. Terminate or rescind this Contract, and wholly or partially terminate or rescind other contracts between Party B and Party A and/or China Guangfa Bank;

10. Require Party B to compensate Party A for all losses caused by Party B’s default (including all losses suffered by Party A as a result of regulatory penalties imposed due to Party B’s default);

11. With only prior or subsequent notice, debit the funds in any account opened by Party B with Party A and/or China Guangfa Bank to discharge all or part of the obligations owed by Party B to Party A hereunder, and Party B shall solely bear any interest losses arising therefrom. Any unmatured funds in such accounts shall be deemed matured ahead of schedule;

12. Require Party B to provide additional security;

13. Enforce security rights, including but not limited to enforcing security interests and other atypical security rights (including but not limited to rights under contracts such as alienation guarantee and retention of title);

14. Require guarantors, undertaking parties, debt-accession parties or other liable entities to assume corresponding liability, and enforce rights under credit enhancement instruments (if any) such as deficiency compensation undertakings and liquidity support;

15. Adopt more stringent payment management measures or methods than those previously applied; include Party B and its major affiliates within the scope of key payment monitoring; submit Party B to a blacklist for reporting to regulatory authorities and credit reference agencies; downgrade the loan risk classification;

16. Take any other measures that Party A considers necessary and possible.

III. If, after Party A and Party B enter into this Contract, Party A is unable to perform this Contract by disbursing the loan due to changes in national credit policies, Party A shall not be deemed to be in default.

IV. In respect of any loan not repaid in accordance with this Contract, Party A shall be entitled to take measures such as collection, consensual restructuring, assignment of claims or write-off for disposal.

Article 14 Effectiveness, Amendment, Rescission and Termination of Contract

1. This Contract shall become effective from the date on which it is signed and sealed by the parties, and shall terminate on the date on which the loan principal, interest, compound interest, penalty interest and all other ancillary expenses hereunder are fully settled.

2. If Party B wishes to extend the loan, it shall submit a written application to Party A twenty (20) days before the maturity date of the loan hereunder. Upon Party A’s review and approval of the extension (if there is a guarantor, Party B shall obtain the guarantor’s written consent to continue the guarantee; if mortgage/pledge property registration is required, such registration shall be completed in accordance with the relevant provisions), and upon execution of the relevant extension agreement by all parties, the loan hereunder shall be correspondingly extended. Pending execution of the extension agreement by the parties, this Loan Contract shall continue to be performed.

3. If any provision or part of a provision of this Contract is held to be invalid, such invalid provision or invalid part shall not affect the validity of this Contract or of other provisions of this Contract or of the remainder of such provision.

4. Upon effectiveness, no party may unilaterally amend or prematurely rescind this Contract, except as otherwise provided herein. If amendment or rescission of this Contract is genuinely required, all parties shall reach mutual agreement and enter into a written agreement. Pending the conclusion of such written agreement, this Contract shall remain in force.

5. Upon effectiveness, Party A shall be entitled to assign its claims hereunder to a third party.

Article 15 Notarization

The parties agree and confirm: If this Contract is notarized by a notary public as a creditor’s rights instrument with enforceable force, and if Party B fails to duly discharge the principal, interest and other amounts payable owed to Party A or breaches any of its obligations hereunder, Party A shall be entitled to apply to the notary public for an enforcement certificate and, on the strength of the notarial deed and enforcement certificate, apply to the competent people’s court for compulsory enforcement.

Article 16 Governing Law and Dispute Resolution

1. This Contract shall be governed by the laws of the People’s Republic of China (for the purposes of this Contract only, excluding the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan Region of the People’s Republic of China).

2. Any dispute under this Contract shall be resolved through friendly negotiation. If negotiation fails, the dispute shall be resolved in accordance with Item 1 below:

(1) Filing a lawsuit with the court at the place where Party A is domiciled.

(2) Submitting to the \ Arbitration Commission for arbitration in accordance with its arbitration rules in effect at the time of application for arbitration, with arbitration to take place in \ (place of arbitration). The arbitral award shall be final and binding upon all parties.

(3) Filing a lawsuit with the court at the place where this Contract is executed.

(4) Other: [N/A]

During the resolution of any dispute, to the extent that such dispute does not affect the performance of the remaining provisions of this Contract, such remaining provisions shall continue to be performed.

Article 17 Special Reminder by Party A

Party A has adopted reasonable means to draw Party B’s attention to the provisions hereunder that exclude or limit Party A’s liability, and has provided full explanation of the relevant provisions upon Party B’s request. Party A and Party B have no disagreement regarding the understanding of the content of all provisions of this Contract.

Article 18 Notices and Service

Party B confirms the following contact details as the effective service contact details for Party A to deliver various notices, correspondence, and other documents and materials hereunder, and for judicial authorities, arbitration institutions, notary public offices, etc. to serve various litigation documents, arbitration documents and other legal instruments:

Contact details for direct service and postal service:

Addressee: Tang Guo’er

Office Tel: [N/A]

Mobile Phone No.:***********

Address: 9/F, Building E1, No. 1588 Lane, Zhuguang Road, Qingpu District, Shanghai

Postal Code: 201702

Contact details for electronic service (one or more may be selected):

[ ] Email: \

[ ] Fax: \

[ ] WeChat ID: \

[ ] QQ No.: \

[√] Other Instant Messaging Tool (specify name): Mobile Phone No. **************

The foregoing contact details shall apply to the service of notices and correspondence relating to this Contract, and to all judicial proceedings (including preservation proceedings, pre-enforcement proceedings, special proceedings, litigation proceedings, and enforcement proceedings), arbitration proceedings, notarization proceedings (including compulsory enforcement notarization), etc.

Party B confirms that if one or more electronic service contact details are completed herein, it means Party B expressly agrees to accept service by any one or more of such electronic methods.

If direct service is adopted, the date on which the server records the circumstances on the return of service on-site shall be the date of service.

If postal service is adopted, the date on which Party B actually signs for (including on-behalf receipt of) the document shall be the date of service.

If electronic service is adopted, the date on which the document is successfully dispatched shall be the date of service.

If Party A adopts service by public notice in accordance with laws, regulations, rules, normative documents and other provisions, the date of the public notice shall be the date of service.

If the documents, materials or legal instruments cannot be successfully served due to inaccuracy of the contact details provided by Party B, failure by Party B to notify Party A in accordance with agreed procedures of a change in contact details, absence of a signatory, refusal to sign, or the service address no longer being valid, then the date on which the document (including hard-copy and electronic documents) is returned shall be deemed the date of service.

If Party B changes any of the above confirmed contact details, Party B shall send a written notice of change of contact details (bearing Party B’s company seal) to Party A within three (3) business days from the date of change, and retain Party A’s signed acknowledgement of receipt. If the contract has entered the litigation, arbitration, notarization or enforcement stage, Party B shall notify the court, arbitration institution, notary public office, etc. in writing.

Party A has, in accordance with law, drawn Party B’s attention to the contents of the above provisions; Party B acknowledges, fully understands the above provisions and is willing to bear the legal consequences.

Article 19 Miscellaneous

1. The following appendices and other appendices mutually confirmed by the parties shall constitute an integral part of this Contract and shall have the same legal effect as this Contract:

(1) Drawdown Application;

(2) Payment Application (if any);

(3) Loan Receipt or other debt/creditor’s rights instruments;

(4) Repayment Demand Notice;

(5) Statement and Undertaking on Strengthening Environmental, Social and Governance Risk Management (if applicable).

2. If Party A, due to business needs, needs to entrust another institution of China Guangfa Bank Co., Ltd. to perform the rights and obligations hereunder, or transfers the loan business hereunder to another institution of China Guangfa Bank Co., Ltd. for assumption and management, Party B hereby acknowledges and agrees thereto. The institution of China Guangfa Bank Co., Ltd. so authorized by Party A, or the institution of China Guangfa Bank Co., Ltd. that assumes the loan business hereunder, shall be entitled to exercise all rights hereunder and shall be entitled to file lawsuits with the courts, submit to arbitration institutions for adjudication, or apply for compulsory enforcement in its own name in respect of disputes hereunder.

3. Party A’s handling officer hereunder: Feng Haiqi

Contact Tel: ********************

Party B’s handling officer hereunder: Tang Guo’er

Contact Tel: 1****************

4. This Contract is executed in two (2) counterparts, with Party A holding one (1) counterpart, Party B holding one (1) counterpart, and the relevant registration authority holding [N/A] counterpart(s), each having equal legal effect.

Article 20 Other Agreements (additional pages may be appended if insufficient space):

1. Without Party A’s prior written consent, Party B shall not create any mortgage or pledge over its effective operating assets or provide any external guarantee.

2. Party B (excluding Party B that is a listed company or that publicly issues bonds and regularly discloses relevant information) shall periodically (at the frequency of Party A’s post-disbursement management) provide Party A with information on its external guarantees, and undertakes that the information and the amount of external guarantees provided to Party A are complete, true and accurate.

3. If Party B’s financial indicators during the subsistence of the loan deteriorate below the indicator values previously agreed with Party A (if any), Party A shall be entitled to declare the loan accelerated and due ahead of schedule, cancel any undrawn loan facility, require Party B to prepay part or all of the loan already disbursed, or require Party B to provide lawful and effective security satisfactory to Party A.

4. The credit facility proceeds hereunder shall be used solely for Party B’s daily operational turnover, and shall not be diverted for fixed asset investment, real estate development, equity investment, etc., and shall not be paid to any affiliate. Party B shall ensure that the use of the credit facility proceeds is lawful and compliant and that the trade background is genuine.

5. Party B undertakes: During the period Party A’s credit facility is utilized, without Party A’s consent, Party B shall not distribute profits or provide any new external guarantees. If Party B borrows from any other bank, Party B shall ensure that Party A’s guarantee position is not inferior to that of such other bank. During the credit facility period, Party B shall progressively increase its settlement business with Party A. Within six months after disbursement, the annual inflow of funds into Party B’s settlement account with Party A shall be no less than two (2) times the credit facility exposure amount, and the annual settlement volume shall be no less than three (3) times the credit facility exposure amount. If Party B breaches any of the foregoing undertakings, Party A may reduce the credit facility limit or accelerate recovery of the credit facility.

(No text below; remainder of page is for the signature/seal page of the Line of Credit Loan Contract)

Signature and Seal of the Parties:

Party A (Seal): China Guangfa Bank Co., Ltd. Shanghai Branch

Legal Representative / Responsible Person (or Authorized Agent) (Signature):

Date: ____(Year) ____(Month) ____(Day)

Party B (Seal):

Legal Representative / Responsible Person (or Authorized Agent) (Signature):

Date: ____(Year) ____(Month) ____(Day)

==============================

Statement and Undertaking on Strengthening Environmental, Social and Governance Risk Management

Pursuant to the regulatory requirements on green finance promulgated by the regulatory authorities, our company hereby makes the following statement and undertaking in respect of strengthening environmental, social and governance (ESG) risk management:

I. Representations and Warranties

1. Our internal management documents relating to ESG risks comply with the requirements of laws and regulations and are effectively implemented.

2. There are no material litigation cases involving ESG risks.

II. Our company agrees to accept the supervision of China Guangfa Bank and undertakes the following in respect of strengthening ESG risk management:

1. All conduct and performance relating to ESG risks shall be in compliance.

2. Establish and improve internal management systems for ESG risks, which shall include express provisions on the responsibilities, obligations and disciplinary measures for relevant responsible personnel within the company.

3. Establish and improve emergency response mechanisms and measures for ESG risk incidents.

4. Establish dedicated departments and/or designate dedicated personnel responsible for ESG risk matters.

5. Cooperate with China Guangfa Bank or its recognized third-party assessors in the assessment and inspection of our company’s ESG risks.

6. In the face of strong public or other stakeholder质疑 (if any) regarding our company’s performance in controlling ESG risks, promptly provide appropriate responses or take other necessary actions.

7. Urge affiliates to strengthen ESG risk management to prevent our company from being affected by the ESG risks of our affiliates.

8. Perform other matters that China Guangfa Bank considers relevant to the control of ESG risks.

III. Our company shall, as required by China Guangfa Bank, promptly submit reports on ESG risk-related matters, which shall at a minimum include the following:

1. Status of various permits, approvals and verifications relating to ESG risks during the commencement, construction, operation and closure processes.

2. Assessment and inspection of our company’s ESG risks by ESG risk regulatory authorities or their recognized institutions.

3.Supporting construction and operation status of environmental facilities:

4. Emission of pollutants and compliance status.

5. Employee safety and health status.

6. Material complaints and protests by neighboring communities against the Borrower.

7. Material environmental and social claims.

8. Other material circumstances that China Guangfa Bank considers relevant to ESG risks.

IV. The occurrence of any of the following shall constitute a default by our company, and China Guangfa Bank shall be entitled to take the default remedies agreed in the original contract:

1. The representations, warranties and undertakings relating to ESG risk management are not earnestly fulfilled.

2. Penalties are imposed by relevant government authorities due to inadequate ESG risk management.

3. Cases where the public and/or media raised strong concerns due to inadequate environmental, social and governance (ESG) risk management.

4. Other events of default relating to ESG risk management agreed between China Guangfa Bank and our company, including cross-default events.